Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated March 21, 2004, relating to the 2003 consolidated financial statements, which appear in Elbit Vision Systems Ltd.'s Form 6-K dated April 1, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ KESSELMAN & KESSELMAN

Tel-Aviv, Israel
April 1, 2004